UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 30, 2011

PERNIX GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-92445	36-4025775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

151 E. 22nd Street Lombard, Il.	60148
(Address of Principal Executive Offices)	(Zip Code)

(630) 620-4787

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.      Material Modification to Rights of Security Holders.

On June 3, 2010, the stockholders of Pernix Group, Inc. (the “Company”) approved a proposal that authorized the Company’s Board of Directors, in its discretion, to effect a reverse stock split of the Company’s outstanding Common Stock, par value $0.01 per share (“Common Stock”), at any time prior to the 2011 annual Shareholder meeting, with the reverse stock split having an exchange ratio from 1-for-10 up to 1- for-15.  The Company’s Board of Directors approved the implementation of a reverse stock split at a ratio of 1-for-15 shares (the “Reverse Stock Split”).  As of September 30, 2011, the effective date of the Reverse Stock Split, every fifteen shares of “old” Common Stock were converted into one “new” share of Common Stock.    Following the Reverse Stock Split, the total number of shares of Common Stock outstanding were reduced to 9,403,697 shares. Additionally, the Reverse Stock Split affected the conversion ratio for all instruments convertible into shares of the Common Stock including its convertible preferred stock.

After the effective date of the Reverse Stock Split, each stockholder owns fewer shares of Common Stock. However, the stock split affected all stockholders uniformly and did not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split resulted in any stockholder owning a fractional share as described below and/or owning less than 100 post reverse-split shares. Proportionate voting rights and other rights and preferences of the holders of the Common Stock were not affected by the Reverse Stock Split (other than as described below for fractional shares and owners of less than 100 post reverse-split shares). The number of stockholders of record was not affected by the Reverse Stock Split. The Reverse Stock Split did not have any effect on the number of authorized shares of Common Stock or preferred stock in the Company because no proportional adjustment will be made to the total number of authorized shares.

Implementation of the Reverse Stock Split resulted in some stockholders holding less than a whole share of Common Stock (a “fractional share’). Similarly, some stockholders held less than, or were reduced to holdings of less than, a “round lot” of 100 shares. The Reverse Stock Split provided that: a) all fractional shares as a result of the Reverse Stock Split were automatically rounded up to the next whole share, and b) all holders who otherwise would beneficially own fewer than 100 total shares following the Reverse Stock Split were automatically rounded up to a lot of 100 shares.

As a result of the Reverse Stock Split, holders of certificates representing shares of “old” Common Stock prior to the effective date have the right to receive, upon surrender of those certificates, “new” shares of Common Stock at the ratio of one share of “new” Common Stock for every fifteen shares of “old” Common Stock, subject to the “rounding up” provisions described above.  No fractional shares will be issued in connection with the Reverse Stock Split.

Existing stockholders holding Common Stock certificates will receive a Letter of Transmittal from the Company’s transfer agent, Computershare, with specific instructions regarding the exchange of shares.  Questions regarding this exchange process can be addressed by contacting Computershare at 1-800-962-4284 (or 1-781-575-3120 from outside the U.S.).

The Company has filed a Certificate of Amendment to the Company’s Restated Certificate of Incorporation, as amended, with the Delaware Secretary of State to effect the Reverse Stock Split, which is attached to this Current Report on Form 8-K as Exhibit 3.1.

Item 9.01.      Financial Statements and Exhibits

(d) Exhibits.

3.1	Certificate of Amendment to the Restated Certificate of Incorporation of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERNIX GROUP, INC.

By:	/s/ Nidal Zayed
Nidal Zayed
President, Chief Executive Officer and acting Chief Financial Officer

By:	/s/ Carol Groeber
Carol Groeber
Corporate Controller and Principal Accounting Officer

Dated:  September 30, 2011